THE FIRST OF LONG ISLAND CORPORATION
                                10 GLEN HEAD ROAD
                            GLEN HEAD, NEW YORK 11545
               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 1998
               ---------------------------------------------------

                                                                  March 10, 1998

To the Stockholders of
The First of Long Island Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at the OLD BROOKVILLE OFFICE, 209 GLEN HEAD ROAD, GLEN HEAD, NEW YORK, on Tuesday, April 21, 1998, at 3:30 P.M. local time for the following purposes:

   (1) To elect Directors.

   (2) To transact any other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 3, 1998 are entitled to notice of and to vote at such meeting or any adjournment thereof.


                                          By Order of the Board of Directors


                                          Arthur J. Lupinacci, Jr.
                                          Executive Vice President and Secretary


                 IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                      THE FIRST OF LONG ISLAND CORPORATION
                                10 GLEN HEAD ROAD
                            GLEN HEAD, NEW YORK 11545
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is being solicited by the Board of Directors of The First of Long Island Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at the Old Brookville Office, 209 Glen Head Road, Glen Head, New York, on April 21, 1998. The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 10, 1998.

     Proxies in the accompanying form which are properly executed and duly returned to the management of the Corporation will be voted at the meeting. Each proxy granted may be revoked at any time prior to its exercise either by written notice filed with the secretary of the meeting or by oral notice given during the meeting by the stockholder to the presiding officer of the meeting.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described below. Only stockholders of record at the close of business on March 3, 1998 are entitled to notice of and to vote at the meeting. For the election of directors, each share is entitled to as many votes as there are directors to be elected, and such votes may be cumulated and voted for one nominee or divided among as many different nominees as is desired. If authority to vote for any nominee or nominees is withheld on any proxy, the votes will then be "spread" among the remaining nominees.

     As of February 2, 1998, there were issued 3,112,987 shares of the Common Stock, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of February 2, 1998 are identified in the table below.

TITLE OF           NAME AND ADDRESS           AMOUNT AND NATURE OF     PERCENT
CLASS              OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP     OF CLASS
----------------   ---------------------      --------------------     --------
Common             Sidney Canarick            253,725 shares (1)        8.15%
Stock              25 Glen Street
($.10 par value)   Glen Cove, N.Y. 11542

Common             Paul T. Canarick           253,725 shares (1)        8.15%
Stock              25 Glen Street
($.10 par value)   Glen Cove, N.Y. 11542

Common             Zachary Levy               238,618 shares            7.67%
Stock              125 Jerusalem Avenue
($.10 par value)   Hicksville, N.Y. 11801

(1) Including 236,970 shares in the names of Sidney Canarick and Jean C. Canarick, his wife, (Mr. Paul T. Canarick's parents) as Trustees under a Trust Agreement dated May 27, 1992; 10,575 shares in the name of Jean C. Canarick, Dr. Canarick's wife; and 6,180 shares in the name of Paul T. Canarick. Pursuant to applicable rules, Sidney Canarick and Paul T. Canarick are both deemed to be beneficial owners of the foregoing shares.

     Furnished below is information with respect to the beneficial ownership of the Corporation's Common Stock as of February 2, 1998 by all directors and nominees, by the executive officers of the Corporation named in the "Summary Compensation Table", and by directors and executive officers of the Corporation as a group.


                                                          AMOUNT AND NATURE OF      PERCENT OF
TITLE OF CLASS        BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP         CLASS
----------------      -------------------------           --------------------      ----------
Common Stock          Paul T. Canarick                       253,725 (1)               8.15%
($.10 par value)      Beverly Ann Gehlmeyer                   30,928 (2)                .99%
                      Howard Thomas Hogan, Jr.                30,277 (3)                .97%
                      J. William Johnson                      59,899 (4)               1.90%
                      J. Douglas Maxwell, Jr.                  7,575 (5)                .24%
                      John R. Miller III                       2,008                    .06%
                      Walter C. Teagle III                    15,750 (6)                .51%
                      Arthur J. Lupinacci, Jr.                20,985 (7)                .67%
                      Donald L. Manfredonia                   13,563 (8)                .43%
                      Joseph G. Perri                         10,425 (9)                .33%
                      John C. Sansone                          6,150 (10)               .20%
                      Directors and Executive
                       Officers as a group                   459,799 (11)             14.74%

(1) Including 236,970 shares in the names of Sidney Canarick and Jean C. Canarick (Mr. Paul T. Canarick's parents) under a Trust Agreement dated May 27, 1992; and 10,575 shares in the name of Jean C. Canarick, Mr. Paul T. Canarick's mother.

(2)  Including  2,574  shares  in  the  name  of  Robert  Val  Gehlmeyer,   Mrs.
     Gehlmeyer's husband, and 5,283 shares in the name of Gehlmeyer & Gehlmeyer, P.C. Retirement Trust.

(3) Including 16,515 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan, and 861 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust.

(4) Including 1,224 shares in the name of Gail G. Johnson, Mr. Johnson's wife; 3,079 shares in the name of Prudential Securities, Inc. as custodian for Mr. Johnson under an Individual Retirement Account; and 31,564 shares which are not presently owned, but which are deemed beneficially owned under Securities and Exchange Commission Rule 13d-3(d)(1) because they could be acquired by the exercise of stock options.

(5)  Including  5,625 shares held through Smith Barney,  Inc. for the benefit of
     J. Douglas Maxwell, Jr. Retirement Account, and 1,950 shares held by Cede & Co. for the benefit of J. Douglas Maxwell, Jr.

(6) Including 225 shares in the name of Janet D. Teagle, Mr. Teagle's wife; and 675 shares each (totaling 2,025 shares) registered in the name of Cede & Co. held at Bessemer Trust Co. for the benefit of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle's children.

(7) Including 20,415 shares which are not presently owned, but which are deemed beneficially owned under Securities and Exchange Commission Rule 13d-3(d)(1) because they could be acquired by the exercise of stock options.

(8) Including 12,136 shares which are not presently owned, but which are deemed beneficially owned under Securities and Exchange Commission Rule 13d-3(d)(1) because they could be acquired by the exercise of stock options.

(9) Including 9,975 shares which are not presently owned, but which are deemed beneficially owned under Securities and Exchange Commission Rule 13d-3(d)(1) because they could be acquired by the exercise of stock options; and 450 shares in the name of Smith Barney, Inc. as custodian for Joseph G. Perri under an Individual Retirement Account.

(10) Including 5,925 shares which are not presently owned, but which are deemed beneficially owned under Securities and Exchange Commission Rule 13d-3(d)(1) because they could be acquired by the exercise of stock options.

(11) Including 87,777 shares which are not presently owned, but which are deemed beneficially owned under Securities and Exchange Commission Rule 13d-3(d)(1) because they could be acquired by the exercise of stock options.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation presently consists of seven members classified into two classes, Class I with four members and Class II with three members, with each director to serve a two-year term. Only one class of directors is elected at each annual meeting of stockholders. The following table sets forth the present composition of the Board:

                                                      EXPIRATION
                  NAME                       CLASS     OF TERM
                  ------------------------   -----     --------
                  Paul T. Canarick           II          1998
                  Beverly Ann Gehlmeyer      II          1998
                  Howard Thomas Hogan, Jr.   I           1999
                  J. William Johnson         II          1998
                  J. Douglas Maxwell, Jr.    I           1999
                  John R. Miller III         I           1999
                  Walter C. Teagle III       I           1999

     The nominees for election at this meeting will be the Class II directors. It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the marking indicated thereon and, in the absence of contrary indication, for the re-election of Mrs. Gehlmeyer and Messrs. Canarick and Johnson, each to hold office until the 2000 Annual Meeting of Stockholders or until his or her successor is elected and qualified. If at the time of the 1998 Annual Meeting any of the nominees named above is not available to serve as a director (an event which management does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL NAMED NOMINEES.

     Information about the nominees and directors continuing in office follows. The years set forth for each director are those in which the persons named became directors of the Bank. Mrs. Gehlmeyer and Messrs. Hogan, Johnson, and Miller became directors of the Corporation upon its formation in 1984. Messrs. Canarick, Maxwell and Teagle became directors of the Corporation and the Bank in the years set forth next to their names.

                                             PRINCIPAL OCCUPATIONS FOR LAST              DIRECTOR
NAME                                         5 YEARS AND OTHER DIRECTORSHIPS             SINCE
-------------------------                    -----------------------------------         --------
Paul T. Canarick                             President and Principal,                     1992
(Age 41)                                     Paul Todd, Inc.
                                             (Construction Company)

Beverly Ann Gehlmeyer                        Tax Manager and Principal,                   1978
(Age 66)                                     Gehlmeyer & Gehlmeyer, P.C.
                                             (Certified Public Accounting Firm)

Howard Thomas Hogan, Jr.                     Partner, Hogan & Hogan,Lawyer                1978
(Age 53)                                     (Private Practice);
                                             Director, Stat Design, Inc.

J. William Johnson                           Chairman of the Board, President,            1979
(Age 57)                                     and Chief Executive Officer,
                                             The First of Long Island Corporation;
                                             Chairman of the Board, President,
                                             and Chief Executive Officer,
                                             The First National Bank of Long Island;
                                             Director, Independent Bankers Association
                                             of New York State

J. Douglas Maxwell, Jr.                      Chairman of the Board and Chief Executive    1987
(Age 56)                                     Officer, Swissray Empower, Inc.
                                             (Medical Imaging Distributor);
                                             Director, Kollmorgen Corporation,
                                             Slater Development Corp., and
                                             Police Relief Association of Nassau County

John R. Miller III                           President and Publisher,                     1982
(Age 57)                                     Equal Opportunity Publications, Inc.
                                             (Publishing);
                                             Director, The Middleby
                                             Corporation and Middleby
                                             Marshall, Inc.

Walter C. Teagle III                         President, Chief Executive Officer,          1996
(Age 48)                                     and Director, Metro Design Systems, Inc.
                                             (Engineering Design Services);
                                             President, Chief Investment Officer,
                                             and Director, Teagle Management, Inc.
                                             (Private Investment Firm);
                                             Director, Teagle Foundation, Inc.;
                                             President and Director, Police
                                             Relief Association of Nassau County;
                                             Trustee, The Green Vale School

                            COMPENSATION OF DIRECTORS

     All of the members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank. Directors are paid for their services as directors of the Bank and of the Corporation. Directors of the Corporation are paid a quarterly retainer of $1,000. The Board of Directors of the Bank currently holds 12 regular meetings a year and such special meetings as deemed advisable to review significant matters. Directors of the Bank are paid $750 for each regular Board meeting and $500 for each special Board meeting. Members of the Bank's Compensation, Examining, Compliance, and Trust Investment Committees receive annual retainers of $500 per committee. Members of the Corporation's Nominating Committee receive annual retainers of $200. The Chairman of the Corporation's Nominating Committee receives an annual retainer of $500. The Chairmen of the Bank's Compensation, Examining, Compliance, and Trust Investment Committees are paid annual retainers of $1,500 each. Members of the Bank's Loan Committee are paid annual retainers of $250 plus $200 for each meeting. Mr. Johnson does not receive director fees or committee fees from the Bank or the Corporation.

                          BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Corporation has two committees: the Compensation and Stock Option Committee and the Nominating Committee.

     The Compensation and Stock Option Committee is responsible for the administration of the Corporation's Stock Option and Appreciation Rights Plan, including the selection of optionees and the determination of the timing, duration, amount and type of each award. The Committee consists of J. Douglas Maxwell, Jr., Beverly Ann Gehlmeyer and John R. Miller III. No member of the Committee is eligible to receive options or rights under the Plan. The Committee met twice during 1997.

     The Nominating Committee is responsible for the nomination of individuals to the Board of Directors of the Corporation and the Bank. The members of the Nominating Committee are Howard Thomas Hogan, Jr., Beverly Ann Gehlmeyer, and John R. Miller III. The Nominating Committee will consider nominees proposed by security-holders in accordance with the provisions of the Corporation's bylaws establishing the information and notice requirements for such nominations. The Committee met once during 1997.

     The Board of Directors of the Bank has six committees: an Examining Committee, a Compensation Committee, a Loan Committee, a Trust Audit Committee, a Compliance Committee, and a Trust Investment Committee.

     The Examining Committee recommends the engagement of independent public accountants and reviews with them the plan and scope of their audit for each year, the status of their audit during the year and the results of such audit when completed. The Committee also reviews with the internal auditors the plan, scope and results of their audits and the results of regulatory authority examinations. The members of the Examining Committee are Beverly Ann Gehlmeyer, John R. Miller III, Paul T. Canarick, and Walter C. Teagle III. During 1997, the Committee held 4 meetings.

     The Compensation Committee recommends to the full Board salary policy, management succession, compensation of officers, incentive compensation, and employee benefits. The members of the Compensation Committee are J. Douglas Maxwell, Jr., John R. Miller III and Beverly Ann Gehlmeyer. During 1997, the Committee held 4 meetings.

     The Loan Committee consists of members who, except for Mr. Johnson, are not officers of the Bank. Two members of the Loan Committee meet with the officers of the Bank to review and approve substantial loans and the entire committee meets on a quarterly basis to review the overall portfolio. The members of the Loan Committee are Paul T. Canarick, Beverly Ann Gehlmeyer, Howard Thomas Hogan, Jr., J. Douglas Maxwell, Jr., Walter C. Teagle III, and J. William Johnson. During 1997, the Committee held 27 meetings.

     The Trust Audit Committee is responsible for considering the adequacy of the internal controls of the Bank's Trust and Investment Services Department and meets with the independent public accountants and appropriate Bank personnel and internal auditors to review audit results. The members of the Trust Audit Committee are Beverly Ann Gehlmeyer, John R. Miller III, Paul T. Canarick, and Walter C. Teagle III. During 1997, the Committee held 3 meetings, which were joint meetings with the Examining Committee meetings.

     The Compliance Committee is responsible for insuring the Bank's performance of its obligations under the various laws and regulations affecting consumers, including the Federal Community Reinvestment Act. The members of the Committee are John R. Miller III and Howard Thomas Hogan, Jr. The Committee met 4 times during 1997, and each meeting was attended by one or more officers of the Bank whose duties relate to compliance with such laws and regulations.

     The Trust Investment Committee is responsible for the review of all fiduciary relationships, compliance, and management of Trust and Investment Services Department activities as well as reviewing and approving investment securities and programs considered suitable for Trust and Investment clients for which the Bank has a fiduciary responsibility. The members of the Committee are
J. Douglas Maxwell, Jr., Howard Thomas Hogan, Jr., and J. William Johnson. During 1997, the Committee held 4 meetings.


                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation held 12 meetings during 1997. All directors attended at least 75% of the aggregate number of Board meetings and committee meetings on which such directors served.

                                   MANAGEMENT

     The following tables contain information about the executive officers of the Corporation and the Bank.

EXECUTIVE OFFICERS                                                 TERM OF               OFFICER
OF THE CORPORATION         AGE          PRESENT CAPACITY           OFFICE                SINCE
------------------------  ----         ----------------------      ------                -------
J. William Johnson         57          Chairman of the Board,       3yrs.                1984
                                       President, and Chief
                                       Executive Officer

Arthur J. Lupinacci, Jr.   57          Executive Vice President     1 yr.                1985
                                       and Secretary

Mark D. Curtis             43          Senior Vice President        1 yr.                1997
                                       and Treasurer

Richard Kick               40          Senior Vice President        1 yr.                1991

Donald L. Manfredonia      46          Senior Vice President        1 yr.                1987

Joseph G. Perri            46          Senior Vice President        1 yr.                1990

John C. Sansone            42          Senior Vice President        1 yr.                1992

EXECUTIVE OFFICERS                                                 TERM OF               OFFICER
OF THE BANK               AGE           PRESENT CAPACITY           OFFICE                SINCE
------------------------  ----         ----------------------      -------               -------
J. William Johnson         57          Chairman of the Board,       1 yr.                1979
                                       President, and Chief
                                       Executive Officer

Arthur J. Lupinacci, Jr.   57          Executive Vice President     1 yr.                1985

Mark D. Curtis             43          Senior Vice President,       1 yr.                1997
                                       Chief Financial Officer
                                       and Cashier

Richard Kick               40          Senior Vice President        1 yr.                1991

Donald L. Manfredonia      46          Senior Vice President        1 yr.                1982

Joseph G. Perri            46          Senior Vice President        1 yr.                1990

John C. Sansone            42          Senior Vice President        1 yr.                1992


     Mr. Curtis has been employed by the Corporation and the Bank for less than five years. During 1996, Mr. Curtis was a consultant in the banking industry. From 1988 through 1995, he was Executive Vice President, Chief Financial Officer and Secretary of Gateway State Bank. Previously, he was Senior Audit Manager at KPMG Peat Marwick, NY.

                       BOARD COMPENSATION COMMITTEE REPORT

     The Corporation's executive compensation program is administered by the Compensation and Stock Option Committee of the Corporation's Board of Directors and the Compensation Committee of the Bank's Board of Directors (the "Committees"). Both Committees consist of the same three independent directors, who are not employed by the Bank or the Corporation.

     Compensation for executive officers consists of direct salary, incentive bonuses paid under the Bank's Incentive Compensation Plan, and stock options and appreciation rights awarded under the Corporation's Stock Option and Appreciation Rights Plan. The payment or awarding of compensation is approved by the Committees. Following approval by the Committees, the full Boards of Directors of the Corporation and the Bank approve the salary package for all executive officers, review the proposed payment of incentive compensation, and review awards of stock options and appreciation rights.

     In addition, the Committees adhere to the practice that compensation for executive officers be directly and materially linked to individual performance, inflation considerations, and to what is paid to individuals in similar positions within the industry. As such, (1) salaries are also related to the Bank in light of expected profits, and (2) incentive compensation, a very objective means of rewarding individual performance, is paid pursuant to the Incentive Compensation Plan on the basis of goal achievement. Goals are set (both monetary and nonmonetary) by and for the individual as to his own objectives and goals and set for the Bank as to profit performance and maintenance of financial strength.

     Regarding Mr. Johnson's compensation, the Committees have considered, in addition to the factors described above, the profitability and growth of the Corporation during Mr. Johnson's tenure as Chief Executive Officer and a comparison of Mr. Johnson's base salary and incentive compensation to the amounts of such compensation paid to Chief Executive Officers of banks that are similar in size and scope to the Corporation.

                                                         J. Douglas Maxwell, Jr.
                                                         John R. Miller III
                                                         Beverly Ann Gehlmeyer

                       COMPENSATION OF EXECUTIVE OFFICERS

     Furnished below is information with respect to the aggregate compensation paid or accrued during the fiscal year ended December 31, 1997 to the Chief Executive Officer and to each of the additional four most highly compensated executive officers of the Bank who received compensation of more than $100,000 for services rendered to the Corporation or the Bank. This information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements. All of the listed officers are also officers of the Corporation but received salaries only from the Bank; no compensation for their employment, other than Stock Options or Stock Appreciation Rights ("SARs"), was received from the Corporation. The Incentive Compensation Plan under which the bonuses were paid is described below.

                                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------
                                        Annual Compensation           Long-Term Compensation
                                    ----------------------------  ---------------------------
                                                                        Awards        Payouts
                                                                  ------------------- -------
                                                          Other   Restricted                   All Other
    Name and Principal                                   Compen-    Stock    Options/           Compen-
         Position           Year    Salary     Bonus     sation    Award(s)    SARs     LTIP    sation(3)
                                     ($)        ($)        ($)       ($)      # (2)     ($)       ($)
            (a)              (b)     (c)        (d)        (e)       (f)        (g)     (h)       (i)
---------------------------------------------------------------------------------------------------------
J. William Johnson          1997   $295,000   $ 92,630     See       None       2,700   None    $ 36,209
 Chairman of the Board,     1996   $280,000   $ 87,640  Footnote     None       3,825   None    $ 30,490
 Director, President and    1995   $270,000   $ 76,410     (1)       None      11,700   None    $ 32,557
 Chief Executive Officer
---------------------------------------------------------------------------------------------------------
Arthur J. Lupinacci, Jr.    1997   $170,000   $ 41,310     See       None       1,950   None    $ 20,866
 Executive Vice President   1996   $157,000   $ 38,310  Footnote     None       2,700   None    $ 17,090
                            1995   $152,000   $ 34,660     (1)       None       2,700   None    $ 14,963
---------------------------------------------------------------------------------------------------------
Donald L. Manfredonia       1997   $129,000   $ 22,255     See       None       1,200   None    $ 13,543
 Senior Vice President      1996   $119,000   $ 24,400  Footnote     None       1,575   None    $ 11,663
                            1995   $115,000   $ 21,160     (1)       None       1,575   None    $ 10,717
---------------------------------------------------------------------------------------------------------
Joseph G. Perri             1997   $118,000   $ 18,530     See       None       1,200   None    $ 12,388
 Senior Vice President      1996   $114,500   $ 20,270  Footnote     None       1,575   None    $ 11,214
                            1995   $110,000   $ 20,570     (1)       None       1,575   None    $ 10,292
---------------------------------------------------------------------------------------------------------
John C. Sansone             1997   $115,000   $ 20,470     See       None       1,200   None    $ 11,576
 Senior Vice President      1996   $112,500   $ 21,265  Footnote     None       1,575   None    $ 10,763
                            1995   $108,000   $ 16,850     (1)       None       1,575   None    $ 10,059
---------------------------------------------------------------------------------------------------------


(1) Other annual compensation excludes the value of perquisites and other personal benefits since the Corporation and the Bank have concluded that for the named executive officers the aggregate amount of such compensation does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported in columns (c) and (d).

(2) Where applicable, adjusted for 3-for-2 stock splits paid February 1998 and 1996.
(3) For 1997, includes the following amounts either paid for or contributed on behalf of the named executive officers. The 401(k) and profit sharing contributions shown below include amounts paid under the Bank's Profit Sharing and Supplemental Executive Retirement ("SERP") Plans.

------------------------------------------------------------------------------
                                Life        401(k)        Profit
                              Insurance    Matching       Sharing
Name                          Premiums   Contributions Contributions  Total
------------------------------------------------------------------------------
J. William Johnson .......... $ 8,921      $ 5,900      $ 21,388    $ 36,209
Arthur J. Lupinacci, Jr......   5,141        3,400        12,325      20,866
Donald L. Manfredonia .......   1,610        2,580         9,353      13,543
Joseph G. Perri .............   1,473        2,360         8,555      12,388
John C. Sansone .............     938        2,300         8,338      11,576
------------------------------------------------------------------------------


                         COMPENSATION PURSUANT TO PLANS

PENSION PLAN

     The Bank is a participant in the New York State Bankers Retirement System Pension Plan ("Plan") and maintains the SERP described below. Set forth in the table that follows are total estimated annual benefits payable under the Plan and SERP upon retirement based on various levels of compensation and years of service.


-------------------------------------------------------------------------------------------------
                                              Years of Creditable Service
  Average Annual     ----------------------------------------------------------------------------
  Compensation            10           15           20            25           30           35
-------------------------------------------------------------------------------------------------
     $100,000         $ 16,064     $ 24,096     $ 32,128      $ 40,160     $ 48,192     $ 56,224
-------------------------------------------------------------------------------------------------
      125,000           20,439       30,659       40,878        51,098       61,317       71,537
-------------------------------------------------------------------------------------------------
      150,000           24,814       37,221       49,628        62,035       74,442       86,849
-------------------------------------------------------------------------------------------------
      175,000           29,189       43,784       58,378        72,973       87,567      102,162
-------------------------------------------------------------------------------------------------
      200,000           33,564       50,346       67,128        83,910      100,692      117,474
-------------------------------------------------------------------------------------------------
      225,000           37,939       56,909       75,878        94,848      113,817      132,787
-------------------------------------------------------------------------------------------------
      250,000           42,314       63,471       84,628       105,785      126,942      148,099
-------------------------------------------------------------------------------------------------
      300,000           51,064       76,596      102,128       127,660      153,192      178,724
-------------------------------------------------------------------------------------------------
      400,000           68,564      102,846      137,128       171,410      205,692      239,974
-------------------------------------------------------------------------------------------------
      500,000           86,064      129,096      172,128       215,160      258,192      301,224
-------------------------------------------------------------------------------------------------
      600,000          103,564      155,346      207,128       258,910      310,692      362,474
-------------------------------------------------------------------------------------------------

     The Plan covers employees who are over the age of 21 years and have been employed for over one year. The normal retirement age is 65 and early retirement with reduced benefits is available at age 55. However, an unreduced benefit is available at age 62 or above to a participant with at least 10 years of service whose employment terminates after age 55 and who begins receiving benefits after attaining age 62. Upon their retirement, participants are paid a benefit in the
form  of  a  joint  and  survivor   annuity  computed
by (i) multiplying the participants' final average compensation (the average of the participants' taxable compensation, including any amounts deferred under a 401(k) or Code Section 125 plan, during the five highest consecutive years of employment) by the product of 1.75 percent and the participants' credited years of service (to a maximum of 35 years), (ii) adding 1.25 percent of average compensation times the participants' credited years of service in excess of 35 years (up to five such years), and (iii) subtracting the product of .49 percent of the participants' final three year average compensation (limited to covered compensation) and the participants' credited years of service (to a maximum of 35 years). The .49 percent represents the minimum Social Security offset to the pension benefit.

     The Bank makes annual payments to a trust fund, computed on an actuarial basis, to fund these benefits. A contribution of $188,304 is required for the plan year ended September 30, 1997. Employees also make contributions of 2 percent of their compensation. An employee becomes fully vested after 4 years of participation in the Plan. No vesting occurs during that 4-year period.

     The compensation covered by the Plan includes: (1) salary and bonus as set forth in the "Summary Compensation Table"; (2) value realized from the exercise of stock appreciation rights, non-qualified stock options, and disqualified incentive stock options as set forth in the "Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values" table; and, (3) all other taxable compensation except that resulting from the Bank's contributions to the SERP or reimbursement for taxes on SERP earnings. As to Messrs. Johnson, Manfredonia and Sansone, the current compensation covered by the Plan differs by more than 10% from that set forth in the annual compensation columns of the "Summary Compensation Table." Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. Any benefits which may be above the limits under these sections would be payable under the SERP.

     The credited years of service, for purposes of calculating benefits, for the executive officers of the Bank named in the Summary Compensation Table and all executive officers of the Bank as a group are as follows: Mr. Johnson - 17 years; Mr. Lupinacci - 11 years; Mr. Manfredonia - 14 years; Mr. Perri - 6 years; Mr. Sansone - 4 years; and all executive officers as a group - 57 years.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     On August 3, 1995, the Corporation adopted The First National Bank of Long Island Supplemental Executive Retirement Plan (SERP). The SERP provides benefits that would have been provided under the Pension Plan and Profit Sharing Plan, in the absence of Internal Revenue Code ("IRC") limitations, to certain employees whose benefits under those plans are limited by the IRC. The Compensation Committee of the Board of Directors designates the employees eligible to participate in the SERP.

     Supplemental retirement program and profit sharing plan contributions under the SERP are made to a "secular trust" for the benefit of the participants.

     Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank. Accordingly, the contributions are taxable to each participant and deductible by the Bank when made. Trust income is also taxable to each participant. Taxes are withheld from the contributions to pay each participant's taxes. In addition, the Bank makes tax payments in an amount sufficient to cover each participant's taxes on both the trust income and the tax payment.

     The SERP and related secular trust are intended to meet the requirements of the Employee Retirement Income Security Act (ERISA) as they pertain to vesting, reporting and disclosure information.

PROFIT SHARING PLAN

     The First National Bank of Long Island Profit Sharing Plan (the "Profit Sharing Plan") covers all employees who have reached age 21 and have a year of service. The amount contributed for each plan year is within the discretion of the Bank, subject to the limitations of federal law. For 1997, the Bank chose to contribute approximately $403,000 which is approximately 3.5% of its pre-tax profits. This "Employer Contribution", when made, is allocated, along with any forfeitures attributable to that year, among the participants in proportion to their annual compensation.

     The Profit Sharing Plan has a salary reduction provision. Under this "401(k)" arrangement, participants may elect to make a pre-tax contribution not exceeding the lesser of $9,500 (increased to $10,000 for 1998) or 10% of their compensation for the year ("Salary Reduction Contributions"). Salary Reduction Contributions are matched at the end of the year by the Bank in an amount equal to 50% of the Salary Reduction Contributions but only to the extent that the Salary Reduction Contributions do not exceed 4% of compensation ("Matching Contributions"). Therefore, the Matching Contributions for any year cannot exceed 2% of a participant's compensation.

     Salary Reduction Contributions are fully and immediately vested. Employer Contributions and Matching Contributions vest at the rate of 20% for each year of participation in the Profit Sharing Plan so that after five years a participant is fully vested. Also, a participant becomes fully vested in Employer Contributions and Matching Contributions upon death or disability.

     Normal retirement age is 65, although the Profit Sharing Plan also contains provisions allowing pre-termination withdrawals and loans under certain circumstances. The amount of retirement benefits will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan. The amount allocated under the Profit Sharing Plan and related SERP to the account of the Chief Executive Officer for 1997 and to each of the additional four most highly compensated executive officers of the Bank who received compensation of more than $100,000 for services to the Corporation or the Bank in 1997 is set forth in footnote (3) to the "Summary Compensation Table".

RETIREMENT PLAN FOR DIRECTORS

     On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors (the "Retirement Plan"). In order to be eligible to receive benefits under the Retirement Plan, a retired director must have served on the Board of Directors for three (3) years and, except in the case of retirement due to substantial physical disability, must have attained the age of sixty (60) years. Pursuant to the terms of the Retirement Plan, an eligible director receives a credit (the "Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board, to a maximum of one hundred percent (100%). The annual benefit (the "Annual Benefit") under the Retirement Plan is equal to the monthly Board of Directors attendance fee in effect as of the date of the director's retirement, multiplied by twelve (12) and then multiplied by the Credit
Percentage. The Annual Benefit is payable for a period of seven (7) years from the date of retirement (the "Payment Period"), in quarterly installments. In the event of the death of a director or a retired director, the surviving spouse of such director shall be entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

INCENTIVE COMPENSATION PLAN

     The executive officers of the Bank are eligible for compensation under the Bank's Incentive Compensation Plan (the "Plan") described in the Board Compensation Committee Report herein. Incentive compensation paid to the Chief Executive Officer for 1997 and to each of the additional four most highly compensated executive officers of the Bank who received compensation of more than $100,000 for services to the Corporation or the Bank in 1997 is set forth in the "Summary Compensation Table".

STOCK OPTION AND APPRECIATION RIGHTS PLAN

     The First of Long Island Corporation Stock Option and Appreciation Rights Plan (the "1986 Plan") expired on January 21, 1996. The 1986 Plan was adopted by the Board of Directors in January 1986 and approved by the stockholders in April 1986 as a Stock Option Plan and subsequently was amended to include provisions for the granting of Stock Appreciation Rights ("SARs"), which amendment was adopted by the Board of Directors in May 1988 and approved by the stockholders in April 1989.

     In January 1996, the Board of Directors unanimously adopted a new plan entitled The First of Long Island Corporation Stock Option and Appreciation Rights Plan (the "1996 Plan") as a successor to the 1986 Plan. The Corporation's stockholders approved the 1996 Plan in April 1996. The terms of the 1996 Plan are substantially identical to the terms of the 1986 Plan. Under the 1996 Plan, options to purchase up to 360,000 shares of common stock are available to be granted to key employees of the Corporation and its subsidiaries through January 15, 2006. Each option, which may be granted with or without a stock appreciation right attached, is granted at a price equal to the fair market value of one share of the Corporation's stock on the date of grant and is exercisable in whole or in part at certain times commencing six months from the date of grant and ending ten years after the date of grant. The 1996 Plan also provides for the granting of stand-alone stock appreciation rights. An employee who is granted an option with a SAR attached may elect to exercise either the option or the SAR, at which point the related SAR or option shall be deemed to have been cancelled. Unexercised options which expire or terminate are again available for grant, but options cancelled because an attached SAR was exercised are not again available for grant.

     Options may be granted under the 1996 Plan as incentive stock options ("ISOs") qualified under Section 422 of the Internal Revenue Code or as non-qualified stock options ("NQSOs"). Generally, options and SARs have a maximum duration of 10 years. The total fair market value of stock, determined as of the date of grant of the option, for which ISOs are first exercisable by a holder in any year is limited to $100,000. A holder may elect to exercise options with or without SARs attached in any order without regard to the date on which the options were granted.

     If a SAR is attached to an option, the holder must elect to exercise either the option or the SAR. Upon the exercise of the SAR, the participant is entitled to a payment equal to the amount by which the fair market value of the shares of the Common Stock allocable to the SAR on the exercise date exceeds the fair market value of such shares on the date of grant. Payment to a holder who exercises a SAR is made in cash.

     Options and SARs are not transferable except upon death, (i) by will, (ii) by the laws of descent and distribution, or (iii) by beneficiary designation. The purchase price for the Common Stock must be paid in full in either common stock of the Corporation or cash when an option is exercised. Generally, options and SARs are exercisable only during the holder's continued employment with the Corporation or the Bank. However, the 1996 Plan provides for additional limited periods following termination of employment during which options or SARs may be exercised in the event employment is terminated as a result of resignation, death, disability, retirement, or a change in control of the Corporation.

     Subject to the provisions of applicable law and the 1996 Plan, the designation of those officers who will be granted options or SARs, as well as other terms, is solely within the discretion of the Stock Option Committee which administers the 1996 Plan. No member of the Stock Option Committee is eligible to participate in the 1996 Plan, and no consideration is received by the Corporation or the Bank for the granting of options or SARs.

     During 1997, ISOs to purchase 20,057 shares were granted under the 1996 Plan at a per share, weighted average exercise price of $24.34. The following table shows, as to the executive officers named in the "Summary Compensation Table", information for 1997 with respect to the options granted.


                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------
                       Individual Grants (1)
-------------------------------------------------------------------
                                                                    Potential Realizable
                                 Percent of                           Value at Assumed
                                   Total                               Annual Rates of    Alternative to
                                  Options/                              Stock Price        (f) and (g)
                                    SARs                                Appreciation        Grant Date
                        Options/ Granted to                            For Option Term         Value
                          SARs   Employees  Exercise or             --------------------- ----------------
                        Granted  in Fiscal   Base Price  Expiration                          Grant Date
         Name             (#)       Year       ($/Sh)       Date       5%($)     10%($)   Present Value $
          (a)             (b)       (c)         (d)         (e)        (f)        (g)           (h)
----------------------------------------------------------------------------------------------------------
J. William Johnson        2,700    13.46%     $24.34      1/20/07    $ 41,313    $104,695   Not Applicable
----------------------------------------------------------------------------------------------------------
Arthur J. Lupinacci, Jr.  1,950     9.72%     $24.34      1/20/07    $ 29,837    $ 75,613   Not Applicable
----------------------------------------------------------------------------------------------------------
Donald L. Manfredonia     1,200     5.98%     $24.34      1/20/07    $ 18,361    $ 46,531   Not Applicable
----------------------------------------------------------------------------------------------------------
Joseph G. Perri           1,200     5.98%     $24.34      1/20/07    $ 18,361    $ 46,531   Not Applicable
----------------------------------------------------------------------------------------------------------
John C. Sansone           1,200     5.98%     $24.34      1/20/07    $ 18,361    $ 46,531   Not Applicable
----------------------------------------------------------------------------------------------------------

(1) Adjusted, where applicable, to reflect the 3-for-2 stock split paid February 1998.


     The following table sets forth the aggregated options/SARs exercised in the last fiscal year and the aggregated number and value of unexercised options and SARs at December 31, 1997 for each of the executive officers named in the "Summary Compensation Table."

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                                               YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------
                                                                        Number of            Value of
                                                                       Unexercised         Unexercised
                                                                      Options/SARs        in-the-Money
                                         Shares            Value   at Fiscal Year-End(1)  Options/SARs
                                      Acquired on        Realized (all are exercisable)  at Fiscal Year-
              Name                   Exercise (#)(1)        ($)            (#)              End ($)
              (a)                         (b)               (c)            (d)                (e)
------------------------------------------------------------------------------------------------------
J. William Johnson            (2)       51,046        $ 1,100,461         31,564           $743,321
------------------------------------------------------------------------------------------------------
Arthur J. Lupinacci, Jr.      (3)          570        $    10,461         20,415           $520,140
------------------------------------------------------------------------------------------------------
Donald L. Manfredonia         (4)        1,561        $    45,466         12,136           $307,202
------------------------------------------------------------------------------------------------------
Joseph G. Perri                             -               -              9,975           $243,329
------------------------------------------------------------------------------------------------------
John C. Sansone               (5)          900        $    22,752          5,925           $134,098
------------------------------------------------------------------------------------------------------

(1)  Adjusted to reflect 3-for-2 stock split paid February 1998.
(2) Value Realized is comprised of amounts which resulted from the exercise of incentive stock options, stock appreciation rights and non-qualified stock options of $379,780, $316,411 and $404,270, respectively.
(3)  Value Realized resulted from the exercise of incentive stock options.
(4) Value Realized is comprised of amounts which resulted from the exercise of incentive stock options and disqualified incentive stock options of $33,340 and $12,126, respectively.
(5) Value realized resulted from the exercise of disqualified incentive stock options

     There were no long-term incentive plan awards granted in the last fiscal year.


EMPLOYMENT CONTRACT

     Mr. Johnson has an employment contract with the Corporation pursuant to which he is employed in the positions of President and Chief Executive Officer of the Corporation and such other senior executive positions in the Corporation or the Bank as may be determined by the Board of Directors of the Corporation or the Bank. The contract has a term of three years effective January 1, 1998. The term of the contract is automatically extended at the expiration of each year for an additional period of one year, resulting in a new three-year term, unless either party elects not to extend the term. The contract currently provides for a base annual salary of $307,000 to be paid by the Corporation or the Bank. The base annual salary includes services as a director of the Corporation and the Bank.

     Under this contract, Mr. Johnson is entitled to severance compensation. In the event of a termination of employment following a change of control or generally upon an involuntary termination of employment, Mr. Johnson is entitled to receive a single sum payment equal to three times the base annual salary under his contract, together with continued insurance coverage.

                                PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over a 5-year measurement period with (i) the NASDAQ Market Index, and (ii) the National Commercial Banks Index*.

                                         1993       1994        1995         1996         1997
                                       -------     -------     -------      -------      -------
The First of Long Island Corporation   $121.60     $130.96     $155.41      $180.59      $330.91
National Commercial Banks Index        $111.41     $109.60     $174.13      $244.58      $363.76
NASDAQ Market Index                    $119.95     $125.94     $163.35      $202.99      $248.30

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      THE FIRST OF LONG ISLAND CORPORATION,
            NATIONAL COMMERCIAL BANKS INDEX, AND NASDAQ MARKET INDEX
                    ASSUMES $100 INVESTED ON JANUARY 1, 1993
                           ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDED DECEMBER 31, 1997

  * The National Commercial Banks Index consists of nationally chartered commercial banks and certain other financial institutions which, on the basis of Standard Industrial Classification (S.I.C.) codes developed by the U.S. Office of Management and Budget, have been included in the same industry group as the Corporation.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     On May 20, 1997, the Corporation's Chairman and Chief Executive Officer exercised non-qualified options to purchase 15,627 shares of the Corporation's common stock and sold the shares of stock to the Corporation at a price of $42 per share ($28 per share if adjusted to reflect the 3-for-2 stock split paid February 1998), for an aggregate consideration of $656,334. The transaction was approved by the Corporation's full Board of Directors and Mr. Johnson did not participate in the deliberations. The Board determined that it was in the best interest of the Corporation to purchase such shares under the normal terms and conditions of its long-standing stock repurchase programs.

     In 1992, the Bank, as tenant, entered into a lease with Howard Thomas Hogan, Jr., a director of the Corporation and the Bank, covering premises in a building located in Locust Valley, New York, to be used as a branch office. The lease has a term of ten years and one month and expires on October 30, 2002. However, the Bank may cancel the lease at any time upon giving Mr. Hogan ninety days written notice. The lease provides for annual base rentals of $24,331.50 for the year ending October 30, 1997 and

$25,061.44 for the year ending October 30, 1998. The base rental for the balance of the term increases annually by an amount equal to three percent (3%) of the annual base rent for the immediately preceding year. In addition to the base rent, the Bank is responsible for certain charges for real estate taxes and common area maintenance. The Corporation believes that the foregoing is comparable to the rent that would be charged by an unrelated third party.

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders of the Corporation and their associates. Such transactions, including borrowings and loan commitments, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectibility, nor do they present other unfavorable features.

     Certain directors are officers, directors, partners, and/or stockholders of companies or partnerships which (or associates of which) may have been customers of the Bank in the ordinary course of business during 1997 and up to the present time. Additional transactions of this type may occur in the future. All such transactions were effected on substantially the same terms as comparable transactions with other persons.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements for the year ended December 31, 1997 were examined by Arthur Andersen LLP. Audit services also include a reading of the annual report on Form 10-K filed with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting.

     It is  anticipated  that  the  Board of  Directors  will  reappoint  Arthur
Andersen LLP as the Corporation's independent public accountants for 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

                                  OTHER MATTERS

     The Board of Directors of the Corporation does not know of any matters for action by stockholders at the annual meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

     The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation. In addition to using the mails, directors, officers and employees of The First National Bank of Long Island (the "Bank"), a wholly-owned subsidiary of the Corporation, acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

                              STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be submitted at the 1999 Annual Meeting of Stockholders must be received by the Chairman of the Board or the President no later than November 10, 1998 in order to be included in the proxy statement and form of proxy for such meeting.

                         ANNUAL REPORTS TO STOCKHOLDERS

     CONSOLIDATED FINANCIAL STATEMENTS FOR THE CORPORATION AND THE BANK ARE INCLUDED IN THE CORPORATION'S 1997 ANNUAL REPORT TO STOCKHOLDERS, WHICH WAS MAILED WITH THIS PROXY STATEMENT. IN ADDITION, COPIES OF THE 1997 ANNUAL REPORT OR THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 1997 WILL BE SENT TO ANY STOCKHOLDER UPON WRITTEN REQUEST WITHOUT CHARGE. SUCH REQUEST SHOULD BE DIRECTED TO MARK D. CURTIS, SENIOR VICE PRESIDENT AND TREASURER, AT THE CORPORATION'S PRINCIPAL OFFICE, 10 GLEN HEAD ROAD, GLEN HEAD, NEW YORK, 11545-0067. THE FINANCIAL STATEMENTS CONTAINED IN THE CORPORATION'S 1997 ANNUAL REPORT ARE NOT PART OF THIS PROXY STATEMENT.

                                                   By Order of the Board of
                                                   Directors



                                                   Arthur J. Lupinacci, Jr.
March 10, 1998                                     Executive Vice President
                                                   and Secretary

                          PROXY FOR ANNUAL MEETING 1998
                       PLEASE SIGN AND RETURN IMMEDIATELY
                      THE FIRST OF LONG ISLAND CORPORATION

     KNOW ALL PERSONS BY THESE PRESENTS that I, the undersigned, being a stockholder of THE FIRST OF LONG ISLAND CORPORATION, GLEN HEAD, NEW YORK, do hereby constitute and appoint STEPHEN P. LYON and JOHN H. TREIBER or either one of them (with full power to act alone), my true and lawful attorney(s), with full power of substitution, to attend the Annual Meeting of Stockholders of said Corporation, to be held at the OLD BROOKVILLE OFFICE, 209 GLEN HEAD ROAD, GLEN HEAD, NEW YORK, on Tuesday, April 21, 1998, at 3:30 P.M. local time, or any and all adjournments thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals of the Board of Directors specified in the Notice of Meeting dated March 10, 1998, with all the powers I would possess if I were personally present, hereby ratifying and confirming all that my said Proxy or Proxies may do, in my name, place and stead, as follows:

   1. Election of Directors

      To elect three (3) Directors, each for a term of two (2) years:

      PAUL T. CANARICK              J. WILLIAM JOHNSON
      BEVERLY ANN GEHLMEYER
      It is specifically directed that this Proxy be voted:

             IN FAVOR OF ___             WITHHOLD ___

AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE(S).

  2. Other Matters: If any other business is presented at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies.


IF NO DESIGNATIONS ARE MADE IN THE BOXES PROVIDED ABOVE AS TO THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED "IN FAVOR OF" SUCH ELECTION.

The shares represented by a properly executed Proxy will be voted as directed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.


                                                  Dated:                   1998
                                                        ------------------


                                                        ------------------(L.S.)


                                                      --------------------(L.S.)
                                                      (Signature of Stockholder)

                                                      ALL JOINT OWNERS MUST
                                                      SIGN INDIVIDUALLY. WHEN
                                                      SIGNING AS ATTORNEY,
                                                      EXECUTOR, ADMINISTRATOR,
                                                      TRUSTEE, GUARDIAN OR
                                                      CUSTODIAN, PLEASE GIVE
                                                      FULL TITLE. IF MORE THAN
                                                      ONE TRUSTEE, ALL SHOULD
                                                      SIGN.